UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2024

OWENS & MINOR, INC.

(Exact name of Registrant as specified in charter)

Virginia	001-09810	54-1701843
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

9120 Lockwood Blvd.,
Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip code)

Post Office Box 27626,
Richmond, Virginia	23261-7626
(Mailing address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 723-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	OMI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Appointment of Jonathan A. Leon as Executive Vice President, Chief Financial Officer

On September 23, 2024, Owens & Minor, Inc. (the “Company”) announced that Jonathan A. Leon, age 58, has been appointed Executive Vice President, Chief Financial Officer of the Company, effective September 23, 2024. Mr. Leon joined the Company in January of 2017 serving as Vice President, Treasurer, responsible for global treasury, corporate development, taxation, and investor relations, and in May of 2018, he was named Senior Vice President, Corporate Treasurer. Mr. Leon also served as the Company’s interim Chief Financial Officer since June 21, 2024. Prior to joining the Company, from 2008 to 2017, Mr. Leon worked for the Brinks Company, a provider of cash and valuables management, digital retail solutions, and ATM management services, where he served as Treasurer. Mr. Leon received his bachelor’s degree in finance from the University of Connecticut.

In consideration of his service as Executive Vice President, Chief Financial Officer, Mr. Leon will be paid an annualized base salary of $550,000 and will be eligible for a target annual cash bonus under the Company’s 2024 Annual Incentive Plan equal to $298,431. Beginning in 2025, Mr. Leon will also be eligible for an annual equity award with a target grant date fair value of $1,500,000. As consideration for his role as Executive Vice President, Chief Financial Officer, Mr. Leon will also receive a one-time equity award in the form of time-based restricted stock units with a grant date fair value of $650,000. Mr. Leon will be covered by the Company’s Officer Severance Policy dated May 7, 2018 (filed as Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023) and will enter into an Executive Change in Control Severance Agreement in substantially the form filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Except for the arrangements described in this Current Report on Form 8-K, Mr. Leon is not a party to any transaction, and there is no currently proposed transaction with Mr. Leon, that is required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Leon and any of the Company’s directors or executive officers. Mr. Leon is not a party to any arrangement or understanding regarding his selection as an officer.

A copy of the press release announcing Mr. Leon’s appointment is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by the Company on September 23, 2024, announcing the appointment of Jonathan A. Leon

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2024

OWENS & MINOR, INC.

By:	/s/ Heath Galloway
Name:	Heath Galloway
Title:	Executive Vice President, General Counsel and Corporate Secretary